UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2008 (April 9, 2008)

Endo Pharmaceuticals Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15989	13-4022871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard Chadds Ford, PA	19317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 558-9800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On April 9, 2008, Endo Pharmaceuticals Holdings Inc. (“Endo”) entered into a Purchase Agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc. and Lazard Capital Markets LLC (the “Initial Purchasers”), with respect to Endo’s issuance and sale of $379.5 million aggregate principal amount of Endo’s 1.75% Convertible Senior Subordinated Notes due 2015 (the “Notes”). The aggregate principal amount of the Notes issued reflects the full exercise of the overallotment option granted to the Initial Purchasers with respect to the Notes. The offering of the Notes was completed on April 15, 2008. The Notes will mature on April 15, 2015. Endo will be permitted to deliver cash, shares of Endo common stock or a combination of cash and shares, at Endo’s election, to satisfy any future conversions of the Notes. It is Endo’s current intent to settle the principal amount of any conversion consideration in cash.

The net proceeds of the offering, after deducting estimated expenses and the Initial Purchasers’ discounts, were approximately $368 million. Endo used approximately $57 million of the net proceeds of the offering to pay the cost of the convertible note hedge transaction, taking into account the proceeds from the warrant transaction, described below under “Convertible Note Hedge and Warrant Transactions”. Endo has applied the balance of the net proceeds, together with approximately $14 million of cash on hand, as payment for the repurchase of a variable number of shares of its common stock pursuant to an accelerated share repurchase agreement, described below under “Accelerated Share Repurchase Agreement”.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, Endo has agreed to indemnify the Initial Purchasers against certain liabilities.

Convertible Note Hedge and Warrant Transactions

Concurrently with the pricing of the Notes, on April 9, 2008, Endo entered into a convertible note hedge transaction with respect to its common stock (the “Purchased Note Hedge”), with Deutsche Bank AG, London Branch (the “Counterparty”). The Purchased Note Hedge covers, subject to customary anti-dilution adjustments substantially identical to those in the Notes, approximately 13.0 million shares of Endo common stock. The Purchased Note Hedge is expected to reduce the potential dilution to Endo’s common stock upon any conversion of the Notes in the event that the market value per share of Endo’s common stock, as measured under the Purchased Note Hedge, at the time of exercise is greater than the strike price of the Purchased Note Hedge, which corresponds to the initial conversion price of the Notes and is similarly subject to customary adjustments.

Separately and concurrently with the pricing of the Notes, on April 9, 2008, Endo entered into a warrant transaction whereby Endo sold to the Counterparty warrants to acquire, subject to customary anti-dilution adjustments, approximately 13.0 million shares of Endo common stock (the “Sold Warrants”). The Sold Warrants expire after the Purchased Note Hedge. In the event the price of Endo common stock at exercise exceeds the warrants’ exercise price of $40.00 per share, (which is approximately 61% higher than the closing price of Endo’s common stock on April 9, 2008), the Sold Warrants will have a dilutive effect on Endo’s earnings per share.

The Purchased Note Hedge and the Sold Warrants are separate transactions, each entered into by Endo with the Counterparty, and are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Purchased Note Hedge or the Sold Warrants.

In connection with the Purchased Note Hedge and Sold Warrants, Endo entered into confirmation letters with the Counterparty setting forth the terms and conditions of such transactions.

Accelerated Share Repurchase Agreement

In addition to entering into the convertible note hedge and warrant transactions described above, on April 9, 2008, Endo entered into a privately-negotiated accelerated share repurchase agreement (the “ASR Agreement”) with the Counterparty. The ASR Agreement implements in part a broader share repurchase program approved by the Endo Board of Directors on April 9, 2008, which authorizes Endo to repurchase up to $750 million of shares of its outstanding common stock during the next two years. The share repurchase program does not obligate Endo to acquire any particular amount of common stock.

Pursuant to the terms of the ASR Agreement, on April 15, 2008 the Counterparty delivered approximately 11.9 million shares of Endo common stock to Endo and Endo paid approximately $325 million to the Counterparty. Endo may subsequently receive additional shares from the Counterparty depending on the volume weighted average price of Endo’s common stock during a specified averaging period, subject to the maximum share delivery provisions of the ASR Agreement, or, in certain limited circumstances, Endo may be required to deliver shares or cash to the Counterparty.

In connection with the ASR Agreement, Endo entered into a confirmation letter with the Counterparty setting forth the terms and conditions of this transaction.

Indenture

On April 15, 2008, Endo sold $379.5 million aggregate principal amount of the Notes to the Initial Purchasers at a price of 100% of their principal amount, less the Initial Purchasers’ discounts, for resale by the Initial Purchasers to qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are governed by an indenture, dated as of April 15, 2008 (the “Indenture”), between Endo and The Bank of New York, as trustee (the “Trustee”).

The interest rate on the Notes will be 1.75% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning October 15, 2008. The Notes will mature on April 15, 2015, unless previously converted or repurchased in accordance with their terms prior to such date. The Notes will be Endo’s unsecured obligations, will be subordinated to any senior debt Endo may incur and will rank equally with any future senior subordinated debt. The Notes are not redeemable by Endo prior to the maturity date.

Holders of the Notes may convert their Notes at their option on any day prior to the close of business on October 15, 2014 only if any of the following conditions is satisfied: (1) during any calendar quarter commencing after June 30, 2008, if the closing sale price of Endo’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs is more than 130% of the conversion price of the Notes in effect on that last trading day; (2) during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price for the Notes for each such trading day was less than 98% of the closing sale price of Endo’s common stock on such date multiplied by the then current conversion rate; (3) if Endo makes certain significant distributions to holders of its common stock or enters into specified corporate transactions; or (4) if Endo’s common stock is not approved for listing on a U.S. national securities exchange. The Notes will be convertible, regardless of whether any of the foregoing conditions has been satisfied, after October 15, 2014 at any time prior to the close of business on the second business day immediately preceding the stated maturity date.

Endo will be permitted to deliver cash, shares of Endo common stock or a combination of cash and shares, at Endo’s election, to satisfy any future conversions of the Notes. It is Endo’s current intent to settle the principal amount of any conversion consideration in cash. The initial conversion rate for the Notes will be approximately 34.2466 shares of Endo common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of $29.20 per share of common stock and represents a 17.5% conversion premium over the last reported sale price of Endo’s common stock on April 9, 2008, which was $24.85 per share. The conversion rate and the conversion price will be subject to adjustment in certain events, such as distributions of dividends or stock splits.

If Endo undergoes a fundamental change (as defined in the Indenture), holders may require Endo to purchase all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest.

The Indenture contains customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay the principal amount of any Note when due; failure to pay the cash or shares of common stock (if any) owing upon conversion of any Note as required; failure to pay any interest amounts on any Note when due if such failure continues for 30 days; failure to perform any other covenant required of Endo in the Indenture if such failure continues for 60 days after notice is given in accordance with the Indenture; failure to pay the purchase price of any Note when due; failure to provide timely notice of a fundamental change; failure to pay any indebtedness for money borrowed by Endo or one of its significant subsidiaries in an outstanding principal amount in excess of $37.5 million at final maturity or upon acceleration, if such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded within the applicable grace period; and certain events of bankruptcy, insolvency or reorganization of Endo or any of its significant subsidiaries.

Any event of default resulting from any failure by Endo to comply with Indenture provisions requiring the filing of reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will, for 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest in respect of the Notes. Additional interest will also be payable under other specified circumstances, including under circumstances that limit tradability of the Notes. The maximum accrual rate for additional interest under the Indenture is an annual rate equal to 0.50% of the aggregate principal amount of the Notes.

Relationships

The Initial Purchasers, their affiliates and Lazard Freres & Co. LLC have provided, from time to time, and may in the future provide, investment banking, financial and other services to Endo, for which Endo has paid, and intends to pay, customary fees.

The foregoing summaries of the Purchase Agreement, the Indenture and the Note are qualified in their entirety by reference to the full text of the Purchase Agreement, the Indenture and the Note, copies of which are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1 and 4.2 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Endo offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Endo relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

On April 9, 2008, as further described under “Convertible Note Hedge and Warrant Transactions” in Item 1.01 above, Endo agreed to sell warrants to acquire, in the aggregate and subject to customary anti-dilution adjustments, 13.0 million shares of Endo common stock, at an exercise price of $40.00 per share, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

1.1	Purchase Agreement, dated as of April 9, 2008, among Endo Pharmaceuticals Holdings Inc., Deutsche Bank Securities Inc. and Lazard Capital Markets LLC.

4.1	Indenture, dated as of April 15, 2008, between Endo Pharmaceuticals Holdings Inc. and The Bank of New York, as trustee.

4.2	Form of 1.75 % Convertible Senior Subordinated Note due 2015 (included in Exhibit 4.1).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include the following: (i) the potential impact of the convertible note hedge and warrant transactions and the accelerated share repurchase transaction on the price of Endo’s common stock and earnings per share; and (ii) Endo’s engagement of the Initial Purchasers, from time to time, in transactions with and performance of services for Endo in the ordinary course of their business. These statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “will,” “may” or similar expressions are generally forward-looking in nature and not historical facts. You should consider the areas of risk described under the heading “Forward-Looking Statements” and “Risk Factors” in Endo’s periodic reports filed with the Securities and Exchange Commission under the Exchange Act and those risk factors included as “Item 1A. Risk Factors” in Endo’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated by the risk factors set forth in any subsequent filing by Endo with the Securities and Exchange Commission, in connection with any forward-looking statements that may be made by Endo generally. Except for ongoing obligations to disclose material information under the federal securities laws, Endo undertakes no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.

By:	/s/ Caroline B. Manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: April 15, 2008

Exhibit Index

Exhibit No.	Description

1.1	Purchase Agreement, dated as of April 9, 2008, among Endo Pharmaceuticals Holdings Inc., Deutsche Bank Securities Inc. and Lazard Capital Markets LLC.

4.1	Indenture, dated as of April 15, 2008, between Endo Pharmaceuticals Holdings Inc. and The Bank of New York, as trustee.

4.2	Form of 1.75 % Convertible Senior Subordinated Note due 2015 (included in Exhibit 4.1).